UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Ave NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2017, MicroVision, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”). The Underwriting Agreement provides for the sale of 4,761,905 shares of common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $2.10 per share, less an underwriting discount of $0.13125 per share. The Company also granted the Underwriter a 30-day option to purchase up to an additional 714,286 shares of Common Stock to cover over-allotments, if any. The sale of the shares of Common Stock pursuant to the Underwriting Agreement is expected to close on or about August 15, 2017, subject to the satisfaction of customary closing conditions. The Shares are being offered and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-211869) declared effective by the Securities and Exchange Commission (the “SEC”) on June 22, 2016 and the related registration statement filed on August 10, 2017 pursuant to Rule 462(b) under the Securities Act of 1933. A prospectus supplement relating to the sale of the shares of Common Stock will be filed with the SEC.

The Company expects to receive net proceeds from the offering of approximately $9.2 million, or approximately $10.6 million if the Underwriter exercises its option to purchase additional shares in full, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for general corporate purposes.

A copy of the opinion of Ropes & Gray LLP relating to the legality of the issuance and sale of the securities is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The foregoing description of the offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01.	Other Events.

The Company has terminated the Purchase Agreement dated September 22, 2016 (the “Common Stock Purchase Agreement”) between the Company and Lincoln Park Capital Fund, LLC. The Common Stock Purchase Agreement is terminable without penalty at the Company’s election. As a result of the termination of the Common Stock Purchase Agreement, there will be no further sales of Common Stock thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement by and between MicroVision, Inc. and Ladenburg Thalmann & Co. Inc., dated August 10, 2017.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel

Date: August 10, 2017